Exhibit 99.1

 Investor Presentation  March 2024

 Safe Harbor  Certain statements contained in this presentation are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2023, as amended by that certain Amendment No. 1 to Form 10-K, filed with the SEC on October 27, 2023 (as amended, the “2023 Form 10-K”), as well as those described from time to time in our other filings with the SEC. We intend these forward-looking statements to speak only at the time of this communication and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.   Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, the impact of labor market conditions, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, comparable or similar to COVID-19, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, our ability to meet financial covenant requirements in our credit facility, which could impact, among other things, our liquidity, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this presentation and other factors described in the 2023 Form 10-K and from time to time in our other filings with the SEC.  Results from one period are not necessarily indicative of the results that may be expected for any future period.

 Our Company &  Strategy

 Farmer Brothers is a nationwide coffee roaster, wholesaler and service provider, specializing in regular and specialty coffee, and allied products, such as tea and food items.  Farmer Brothers by the Numbers  110+  Years of coffee excellence  20+   million  Coffee pounds(1)  ~30,000  Food and beverage establishments served  $340   million  Full year 2023 net sales(1)  49  States  250+  Delivery routes  (1) From continuing operations

 Providing Coffee Solutions Across Several Brands and Customer Channels  Established Brands  Attractive Category Mix  Diverse Customer Base(1)  Hospitals  Restaurants  Convenience stores  Hotels  Coffee shops  (1)Based % of FY 2023 total sales

 Clearing the Path to Profitable Growth  Strengthened balance sheet through application of proceeds to pay down debt.  Transaction component  Direct ship business and Northlake, Texas facility  Sale price  $100 million(1)  Use of proceeds  Paid off $45 million term loan and $45 million asset-backed loan  Saved approximately $6.5 million in interest  Projected annual revenue post-divestiture  $350 million+  June 2023 divestiture of direct ship business focuses Farmer Brothers on its strongest and largest business and sets the foundation for free cash flow inflection.  (1)After contractual adjustments and expenses, netted approximately $90 million.  Streamlined focus on our higher-margin business – direct store delivery (DSD).  Restructured DSD operations to drive sales growth opportunities.  Removed volatile, inefficient direct ship exposure.

 World-class Coffee Sourcing & Roasting Capability  Extraordinary Sourcing and Quality Control Organization  Team of six Coffee Quality Institute Certified Q Graders  Global Supply Chain Access  Access to 95% of global green coffee supply chains through trade relationships developed over decades  Direct Trade sourcing relationships in Brazil, Colombia, Peru, Nicaragua, El Salvador, Guatemala, Burundi, Ethiopia, Rwanda and Sumatra  Best-in-class Roasting Capability  Reduced from three roasting facilities running radically under capacity to one Safe Quality Food (SQF) Certified roasting facility in Portland, Oregon running at fully optimized capacity utilization  Experienced roastmaster team manufacturing high-quality small batch roasting at scale

 Leveraging Our DSD Network  A leading, independent U.S. coffee and tea distribution network  Nationwide reach  Long-standing ties with leading global green coffee and allied suppliers  Trusted supplier relationships  Nationwide, experienced fleet  Robust fleet and skilled personnel  Long-term partnerships fostering loyal customer ties enhanced by customer experience initiatives  Sticky customer relationships  Optimizing DSD for turnkey service and growth  On-trend, allied products and equipment sales and service create compelling value proposition   Combined product and service flywheel

 Key Leadership  Brad Bollner  Interim Chief Financial Officer  Jared Vitemb  General Counsel  John Moore  President and Chief Executive Officer  Tom Bauer  Chief Commercial Officer, Head of DSD

 Investment Drivers

 Growth & Profitability Drivers  Sale of direct ship business in June 2023 eliminated lower gross margin business, improved roasting efficiency and streamlined business for DSD operations.  Sale of direct ship business  Approximately 30,000 established customer relationships allow for scaled rollout of new on-trend products and services.   Large, established DSD network  Value Proposition Alignment  AI-driven pricing engine optimizes margin while retaining customers. Price changes made nimbly, mitigating commodity risk. New DSD leadership focused on simple, profit-focused targets.  Improved pricing and margins  Strategic reduction in brand count will optimize procurement, sales and all points in between. Coffee quality and product mix positioned in multiple market tiers to provide ideal value proposition per client.

 Nationwide Distribution & Servicing Network  One of the largest independent networks, serving approximately 30,000 establishments across 49 states.  Roasting Facility  Portland, Oregon  Distribution Centers  Rialto, California  Northlake, Illinois  Moonachie, New Jersey  Portland, Oregon      Equipment Refurbishing Centers  Oklahoma City, Oklahoma  Portland, Oregon  80 branch warehouses  242 delivery routes   130 service tech routes   (1)As part of the sale, a 12-month, co-manufacturing and nine-month transition services agreement have been arranged at the Northlake, Texas facility.  Corporate Headquarters  Northlake, Texas (corporate HQ)(1)

 Growth Industry with Favorable Pricing Forecast  The Coffee Industry   Coffee market outlook is improving and expected to reach $83.24 billion in 2027 at a CAGR of 5.9%.(1)  Barring weather-related disruptions, commodity prices are expected to decline in 2024.(2)  Coffee consumption is at a two-decade high, with 66% of Americans drinking coffee every day.(3)  Specialty coffee consumption hit a five-year high, with 43% of coffee drinkers choosing specialty coffee, a 20% increase since January 2021.(4)  Liquid concentrates make up approximately 6% of dispensed hot beverage and is projected to grow in volume by 6% annually.(5)  Coffee prices (U.S. dollars/pounds)  Verified Market Research: Global Coffee Market 2023  Euromonitor 2023  National Coffee Association USA  National Coffee Association USA  Technomic 2022 AFH Beverage Navigator  2023  Mar  May  Jul  Sep  Nov  2024  Mar  Coffee

 Financial Highlights

 DSD Focus Brings Stronger Margin Profile  Q2 FY24 gross margin percentage up 550 basis points compared to Q2 FY23.  Gains in pricing agility and efficient production indicate sustainably improved gross margins long term.   Historical DSD gross margins(1) recovering from FY2023 margin erosion   toward historical levels in excess of 40%.  (1) The figures presented for sales and gross margin as of December 2023 are from continuing operations. For additional information, please refer to our quarterly report on Form 10-Q for the fiscal quarter ended Dec. 31, 2023, filed with the SEC on Feb. 8, 2024.  Quarter Ending  Sales ($M)  GM%  Sep ’21  Dec ’21  Mar ’22  Jun ’22  Sep ’22  Dec ’22  Mar ’23  Jun ’23  Sep ’23  Dec ’23  35%  34%  33%  +550bpvs PY  GM%  Sales

 Steady Gains in Operating Efficiency  Sold Northlake, Texas facility and direct ship customers: Streamlined assets, reducing maintenance and operational burdens  Eliminated non-recurring costs from direct ship sale and hedging  Lowered CAPEX and right-sizing operations for DSD-focused business  Realigning DSD: Streamlining operations, optimizing sales, warehouse and logistics, and rationalizing brands and SKUs   Transitioning to Portland, Oregon facility: Operational efficiencies, such as logistical advantages, reduced shipping and transportation costs  Completing separation from direct ship divestiture: Leveraged outsourcing for production efficiencies, shared resources, expanded market access, etc.

 Path to Free Cash Flow  Step Two  Margin Transformation  Step Three  Driving Growth  DSD Reorganization  Right-size cost structure, geographic reorganization.  Step One  Capture benefits of favorable market pricing and lower cost of goods sold (COGS).  Continue to execute on AI-enhanced pricing strategies.(1)  Enhance customer retention and growth through supply chain execution and equipment optimization.  Leverage DSD network to introduce trending products.  Rationalize brands and SKUs.  Foundation in place for positive inflection in the coming quarters  (1) Previously-implemented pricing changes informed by our AI-enhanced pricing strategy have been observed to be three to four times more effective than changes made under our November 2022 strategy.

 Near-term Enhancements & Outlook   Fiscal 2023   Executed direct ship sale at fiscal year end, improving balance sheet  Launched new AI pricing engine  Fiscal 2024 (first half)  Commenced leadership transition  Implemented DSD reorganization  Sold through older, higher cost inventory  Achieved 40% gross margins and positive adjusted EBITDA(1) in the second quarter  Fiscal 2024 (second half)  Accelerate execution as a leaner, re-focused business  Centralize roasting and production operations to Portland facility  Capture benefits of pricing tailwinds  Drive to free cash flow inflection  (1) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of adjusted EBITDA to its corresponding GAAP measure, please refer to our quarterly report on Form 10-Q for the fiscal quarter ended Dec. 31, 2023, filed with the SEC on Feb. 8, 2024.

 Contact us  Investor Relations  investor.relations@farmerbros.com